Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160626 and 333-163996) and on Form S-8 (No. 333-143275 and 333-44999) of Ocwen Financial Corporation of our report dated October 3, 2011 relating to the financial statements of Litton Loan Servicing Business, which appears in this Current Report on Form 8-K/A of Ocwen Financial Corporation dated October 4, 2011.

/s/ PricewaterhouseCoopers LLP
Houston, Texas

October 4, 2011